EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY
CIM Trucking, Inc., an Illinois corporation
Metal Management Aerospace, Inc., a Delaware corporation
Metal Management Alabama, Inc., a Delaware corporation
Metal Management Arizona, L.L.C., an Arizona limited liability company
Metal Management Connecticut, Inc., a Delaware corporation
Metal Management Indiana, Inc., an Illinois corporation
Metal Management Memphis, L.L.C., a Tennessee limited liability company
Metal Management Midwest, Inc., an Illinois corporation
Metal Management Mississippi, Inc., a Delaware corporation
Metal Management New Haven, Inc., a Delaware corporation
Metal Management Northeast, Inc., a New Jersey corporation
Metal Management Ohio, Inc., an Ohio corporation
Metal Management Pittsburgh, Inc., a Delaware corporation
Metal Management Proler Southwest, Inc., a Delaware corporation
Metal Management S&A Holdings, Inc., a Delaware corporation
Metal Management West Coast Holdings, Inc., a Delaware corporation
Metal Management West, Inc., a Colorado corporation
MM Metal Dynamics Holdings, Inc., a Delaware corporation
Naporano Iron & Metal, Inc., a Delaware corporation
New York Recycling Ventures, Inc., a Delaware corporation
Proler Southwest GP, Inc., a Delaware corporation
Proler Southwest LP, a Texas limited partnership
Reserve Iron & Metal Limited Partnership, a Delaware limited partnership
Metal Dynamics LLC, a Delaware limited liability company
Metal Dynamics Detroit LLC, a Delaware limited liability company
Metal Dynamics Indianapolis LLC, a Delaware limited liability company
Metal Management Nashville, LLC, a Delaware limited liability company (ownership of 50%)
Port Albany Ventures LLC., a Delaware limited liability company (ownership of 50%)
Rondout Iron & Metal Company, LLC, a Delaware limited liability company (ownership of 50%)